Exhibit 99.4


                            2004 - 2006
        PERFORMANCE UNIT AGREEMENT, AS AMENDED AND RESTATED


      This performance unit agreement ("Agreement") is amended and restated as of November 16, 2005, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and First Last (the "Employee"), employee number 000000.

      WHEREAS, pursuant to the Performance Unit Program (the "Program") adopted by the Board of Directors of the Corporation (the "Board"), the Compensation Committee of the Board has determined to make a Program grant to the Employee of performance units (subject to the terms of the 2004/2006 Performance Unit Plan for Officers and Key Employees (the "2004 Unit Plan") and this Agreement), as an inducement for the Employee to remain an employee of the Corporation (or a Subsidiary or Affiliate thereof), and to retain and motivate such Employee during such employment.

      This Agreement sets forth the terms and conditions attendant to the performance units granted under the 2004 Unit Plan.

      1. Grant of Award. The Employee is hereby granted as of Date, (the "Grant Date") performance units (the "Award"), subject to the terms and conditions of this Agreement with respect to units performance units (collectively, the "Units"). The Units covered by the Award shall vest, if at all, in accordance with
Section 2. On the date the Units vest (if at all), Employee will receive, net of applicable withholding or applicable social security taxes, a payment representing the product of (i) the number of vested Units and (ii) the average of the high and low price of the Corporation's Common Stock, $1.00 par value per share, on April 18, 2007, or such date the award is approved for payment by the Committee.

     2.   Vesting.

     (a) The Units will vest and be paid, if at all, in accordance with Schedule A, attached hereto and made a part of this Agreement.

     (b) In the event Employee's employment with the Corporation (or a Subsidiary or Affiliate thereof) is terminated prior to the end of the three year measurement period set forth in Schedule A (the "Measurement Period") due to the Employee's death, Disability (as defined in section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code")), Retirement or termination not for Cause (each an "Early Termination") the Award will vest, if at all, on a pro-rata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate). The pro-rata basis will be a percentage where the denominator is 36 and the numerator is the number of months from January 1, 2004 through the month of Early Termination, inclusive. This pro-rata basis will be paid to the Employee at the same time as payments are made to then current employees who have been granted Units under the 2004 Unit Plan, subject to Section 2(f) of this Agreement.

      (c) In the event Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) is terminated for Cause, or if the Employee terminates his/her employment with the Corporation (or any Subsidiary or Affiliate thereof), each occurring prior to the payment contemplated by this Agreement, the Award shall be forfeited in its entirety.

     (d) If prior to the payment contemplated by this Agreement, the Employee becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation, or if the Employee begins a leave of absence without reinstatement rights, then in each case the Award shall be forfeited in its entirety.

     (e) In the event of a Change in Control of the Corporation prior to the complete distribution of the Award, the Award will be paid within 60 days of the date of the Change in Control. In such event, the Vesting Date shall be the date of the Change in Control. The term "Change in Control" is defined for purposes of this Agreement in Section 6.

     (f) Notwithstanding the provisions of Section 2(b), if the Employee is a person subject to section 409A(a)(2)(B)(i) of the Code, any payment on account of Retirement or termination not for Cause of the Employee shall be delayed until the sixth month anniversary of the date of separation from employment due to Retirement or termination not for Cause.


      3. Transfer Restrictions. This Award is non-transferable other than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Committee.

     4. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment shall be implied by this Agreement.

      In the event the Employee's employment is terminated by reason of Early or Normal Retirement and the Employee is subsequently is employed by a competitor of the Company, the Company reserves the right, upon notice to the Employee, to declare the Award forfeited and of no further validity.

      In consideration of the Employee's privilege to participate in the Plan, the Employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American Airlines, Inc. ("American") or its Affiliates to any unauthorized party and (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American or its Affiliates or after such employment is terminated, and (iii) not to solicit any then current employees of American or any other Subsidiaries of the Corporation to join the Employee at his or her new place of employment after his or her employment with American or its Affiliates is terminated. The failure by the Employee to abide by the foregoing obligations shall result in the Award being forfeited in its entirety.

     The Employee shall not have the right to defer payment of the
Award.   Except  as provided in this Agreement, the Committee  and
Corporation shall not accelerate payment of the Award.

     5. Adjustments in Awards. In the event of a Stock dividend, Stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Board in the number of Units awarded.

     6. Incorporation of 2003 Plan Provisions. Capitalized terms not otherwise defined herein (inclusive of Schedule A) shall have the meanings set forth for such terms in the Corporation's 2003 Employee Stock Incentive Plan. For purposes of Section 2(e), the term "Change in Control" shall mean a "change in ownership" or "change in effective control", or "change in ownership of the assets" of the Corporation, as determined pursuant to Internal Revenue Service Notice 2005-1 (or successor guidance thereto under section 409A of the Code).

     7. American Jobs Creation Act. Amendments to this Agreement may be made by the Corporation, without the Employee's consent, in order to ensure compliance with the American Jobs Creation Act of 2004.

          IN WITNESS HEREOF, the Employee and the Corporation have executed this Performance Unit Agreement as of the day, month and year set forth above.


EMPLOYEE                              AMR CORPORATION


/s/                                   /s/ Charles D. MarLett
                                      Charles D. MarLett
                                      Corporate Secretary




                            SCHEDULE A

                2004 - 2006 PERFORMANCE UNIT PLAN
FOR OFFICERS AND KEY EMPLOYEES, AS AMENDED AND RESTATED NOVEMBER
                            16, 2005

Purpose

The purpose of the 2004 - 2006 AMR Corporation Performance Unit Plan ("Plan") for Officers and Key Employees is to provide greater incentive to officers and key employees of the subsidiaries and affiliates of AMR Corporation ("AMR" or "the Corporation") to achieve the highest level of individual performance and to meet or exceed specified goals which will contribute to the success of the Corporation.

Definitions

For purposes of the Plan, the following definitions will control:

"Affiliate" is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

"Committee" is defined as the Compensation Committee, or its successor, of the AMR Board of Directors.

"Comparator Group" is defined as the following seven U.S. based carriers including AMR Corporation, Continental Airlines, Inc.,
Delta Air Lines, Inc., JetBlue Airways, Northwest Airlines Corp.,
Southwest Airlines Co. and US Airways Group, Inc.

"Corporate Objectives" is defined as being the objectives established by the Committee at the beginning of each fiscal year during the Measurement Period.

"Measurement  Period"  is  defined  as  the  three  year   period
beginning January 1, 2004 and ending December 31, 2006.

"Total Shareholder Return (TSR)" is defined as the rate of return reflecting stock price appreciation plus reinvestment of dividends over the Measurement Period. The average Daily Closing
Stock Price (adjusted for splits and dividends) for the three months prior to the beginning and ending points of the Measurement Period will be used to smooth out market fluctuations.

"Daily Closing Stock Price" is defined as the stock price at the close of trading (4:00 PM EST) of the National Exchange on which the stock is traded.

"National Exchange" is defined as either the New York Stock
Exchange (NYSE), the National Association of Stock Dealers and
Quotes (NASDAQ), or the American Stock Exchange (AMEX).


Accumulation of Units

Any payment under the Plan with respect to the units will be determined by (i) the Corporation's TSR rank within the Comparator Group and/or (ii) the Corporation's attainment of the Corporate Objectives during each year of the Measurement Period and (iii) the terms and conditions of the award agreement between the Corporation and the employee. The distribution percentage of units pursuant to the TSR metric and based on rank, is specified below:

         Granted Shares - Percent of Target Based on Rank

 Rank        7        6        5        4        3       2       1
Payout %     0%      25%      50%      75%     100%    135%    175%


In the event that a carrier (or carriers) in the Comparator Group ceases to trade on a National Exchange at any point in the Measurement Period, the following distribution percentage of target units, based on rank and the number of remaining comparators, will be used accordingly.

                          6 Comparators

     Granted Shares - Percent of Target Based on Rank

 Rank        6        5        4        3        2       1
Payout %     0%      50%      75%     100%     135%    175%

                          5 Comparators

 Granted Units - Percent of Target Based on Rank

 Rank        5        4        3        2        1
Payout %    50%      75%     100%     135%     175%

                          4 Comparators

 Granted Units - Percent of Target Based on Rank

 Rank        4        3        2        1
Payout %    75%     100%     135%     175%

                          3 Comparators

Granted Units - Percent of Target Based on Rank

  Rank       3        2        1
Payout %   100%     135%     175%

At the end of each fiscal year during the Measurement Period, the Committee will determine whether the Corporate Objectives have been achieved. At the end of the Measurement Period the Committee will determine the distribution of units based upon the TSR metric and, with respect to senior officer awards, the Corporate Objectives. The number of units that may vest will range from 0% to 175% of the target award.

Administration

The Committee shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper and efficient operation of the Plan. The TSR metric will be determined based on an audit of AMR's TSR rank by the General Auditor of American Airlines, Inc. A summary of awards under the Plan shall be provided to the Board of Directors at the first regular meeting following determination of the awards. The awards will be paid on April 30, 2007, and any such payments will be based upon the Fair Market Value of the Corporation's Common Stock on April 18, 2007, or such date the award is approved for payment by the Committee.

Corporate Objectives will be used as a metric for determining the distribution of units only for senior officers of the Corporation
(or   a  Subsidiary  thereof)  unless  the  Committee  determines otherwise.

General

Neither  this  Plan  nor  any action  taken  hereunder  shall  be construed as giving any employee or participant the right  to  be
retained  in  the  employ  of  American  Airlines,  Inc.  or   an
Affiliate.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive an award as may have been expressly awarded by the Committee subject to the terms and conditions of the award agreement between the Corporation and the employee.

In the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of the Corporation, whether similar or dissimilar, (each a "Force Majeure Event"), which Force Majeure Event affects the Corporation or its
Subsidiaries or its Affiliates, the Committee, in its sole discretion, may (i) terminate or (ii) suspend, delay, defer (for such period of time as the Committee may deem necessary), or substitute any awards due currently or in the future under the Plan, including, but not limited to, any awards that have accrued to the benefit of participants but have not yet been paid, in any case to the extent permitted under Proposed Treasury Regulation 1.409A-e(d) and/or 1.409A-3(e). or successor guidance thereto.

In consideration of the employee's privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American Airlines, Inc. or its Affiliates to any unauthorized party and, (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American Airlines, Inc. or its Affiliates or after such employment is terminated, and (iii) not to solicit any then current employees of American Airlines, Inc. or any other Subsidiaries of AMR to join the employee at his or her new place of employment after his or her employment with American Airlines, Inc. or its Affiliates is terminated. The failure by the employee to abide by the foregoing obligations shall result in the award being forfeited in its entirety.

The Committee may amend, suspend, or terminate the Plan at any time.